EXHIBIT 3.4


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                               BYLAWS OF THE
                 CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY
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1. NAME. The name of this Economic Development Authority is CHUKCHANSI
ECONOMIC DEVELOPMENT AUTHORITY (the "Authority").

2. PURPOSES. The Authority is established for the purposes set forth in the Ordinance of the Picayune Rancheria of Chukchansi Indians Establishing and Governing the CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY.

3. MEMBERSHIP. The Authority shall have a membership that parallels the membership of the Picayune Rancheria of Chukchansi Indians Tribal Council. The Board of Directors shall be made up of those members of the Tribe who are sitting members of the Tribal Council.

         a.  Meetings of Members

                  (1) Regularly Scheduled Meetings. Meetings of members shall be held at any place within or outside the Picayune Rancheria designated by the Board of Directors (the "Board"). The Authority may hold regular and special meetings at such times and places as it may deem convenient, but at least one regular meeting shall be held monthly.

                  (2) Special or Closed Meetings. The Authority may hold executive or closed meetings for any purposes enumerated in the Ordinance of the Picayune Rancheria of Chukchansi Indians Establishing and Governing the Chukchansi Economic Development Authority

                  (4) Notice of Members' Meetings. All notices of meetings of the Board shall be sent by mail or otherwise. Notices sent by mail shall be sent not less than ten (10) or, if sent by third-class mail, not less than thirty (30) nor more than sixty (60) days before the date of the meeting to each member entitled to vote. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted, or (ii) in the case of the regular meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the members, or any proper matter may be presented at the meeting for such action.

                  (5) Manner of Giving Notice; Affidavit of Notice. Notice of a meeting of the Board shall be given either personally or by first-class mail. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report shall be prima facie evidence of the giving of the notice or report to the Secretary of the Authority.

                  (6) Quorum. Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the members, represented in person or by proxy, shall constitute a quorum at a meeting of the members. The members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the members required to constitute a quorum. In the absence of a quorum, any meeting of members may be adjourned from time to time by the vote of a majority of the members represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

                  (7) Adjourned Meeting; Notice. Any regular or special meeting of the members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the members represented at that meeting, either in person or by proxy. When any meeting of the members, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than forty-five (45) days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each member entitled to vote at the adjourned meeting. At any adjourned meeting the Authority may transact any business that might have been transacted at the original meeting.

                  (8) Voting. The members entitled to vote at any meeting of the members shall be comprised of the Board of Directors. Elections for directors and voting on any other matter at a meeting of the members need not be by ballot unless a member demands election by ballot at the meeting and before the voting begins. Each member shall be entitled to one vote on each matter submitted to a vote of the members. The affirmative vote of the majority of the members represented and voting at a duly held meeting at which a quorum is present (which members voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the members.

                  (9) Validation of Meetings; Waiver of Notice; Consent. The transactions of any meeting of members, either regular or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any regular or special meeting of members need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the Authority records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

                  (10) Member Action By Written Consent Without a Meeting. Any action required or permitted to be taken by the members may be taken without a meeting, if all members shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the minutes of the proceedings of the members. The action by written consent shall have the same force and effect as the unanimous vote of the members.

                  (11) Record Date. The record date for the purpose of determining the members entitled to notice of any meeting of members shall be 10 days before the date of the meeting. The record date for the purpose of determining the members entitled to vote at any meeting of members shall be 10 days before the date of the meeting. The record date for the purpose of determining the members entitled to notice of any meeting of members shall be 10 days before the date of the meeting.

                  (12) Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Authority. A proxy shall be deemed signed if the member's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the member or the member's attorney-in-fact. All validly executed proxies are revocable.

4. BOARD OF DIRECTORS.

         a. Responsibility. Except as otherwise provided by the Articles of Incorporation or by the Bylaws, the powers of the Corporation shall be exercised, its property shall be controlled, and its affairs shall be conducted by the Board of Directors (hereinafter referred to as the "Board"). The Board may delegate management of the activities of the Authority to any person or persons or committees however composed, provided that the activities and affairs of the Authority shall be managed and all Authority powers shall be exercised under the ultimate direction of the Board.

         b. Composition. The Board shall consist of not less than or more than seven (7) members.

         c. Term and Staggering. Each Director shall hold office for a term equal to his or her respective term on the Tribal Council. A member of the Board of Director's terms shall commence upon the date that the individual is sworn in on the Tribal Council and shall expire on the date that the individual leaves his or her position on the Tribal Council.

         d. Attendance at Board Meetings. Board members are expected to attend all meetings of the Board. Board members should notify the Chairperson or Secretary in advance of any expected absences.

         e. Regular Meetings. Regular meetings of the Board shall be held monthly at such time and place as the Board shall from time to time determine.

         f. Special Meetings. Special meetings of the Board for any purpose or purposes may be called by the Chairperson, or any two (2) or more Board members, and shall be held at such place, and on such date and at such time as may be designated in the notice of such meeting.

         g. Notice of Meetings. At least forty-eight (48) hours notice of regular and special meetings shall be given to each Board member, either personally or by mail, postage prepaid, addressed to each Director at the address appearing on the records of the Authority, unless each Board member waives notice in writing at such meeting.

         h. Quorum. A majority of the members of the Board shall constitute a quorum at any meeting of the Board; provided, however, that at least one of the Corporation's elected officers must be among those present. The act of a majority of the voting power at any meeting at which a quorum is present shall be considered the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Board members, if any action is approved by at least a majority of the required quorum for such meeting, or such greater number as is required by the Ordinance creating the Chukchansi Economic Development Authority, these Bylaws, or by law.

         i. Adjournment. In the absence of a quorum at a meeting of the Board, the majority of the Board members present may adjourn the meeting until the time fixed for the next regular meeting of the Board.

         j. Validation of Transactions. The transactions of the Board occurring at any meeting, however called or noticed, or wherever held, shall be as valid as though such meeting were duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each Board member who would have been entitled to vote at the meeting but who was not present signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Authority records and made a part of the minutes of the meeting.

         k. Action Without Meetings. Any action required or permitted to be taken by the Board under Bylaws may be taken without a meeting, if all Board members shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Board members. Any certificate or other document filed on behalf of the Authority relating to an action taken by the Board without a meeting shall state that the action was taken by a unanimous written consent of the Board without a meeting, and that the Bylaws of this Authority authorized its Board members so to act.

         l. Telephonic Meetings. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

         m. Fees and Compensation. Board members, members of committees, and officers shall receive no compensation for their services. However, they may receive a stipend to be determined by the Board of Directors, plus expenses in accordance with policies to be developed by the Board of Directors.

 5.   OFFICERS

         a. Officers. The officers of the Authority shall consist of a Chairperson, and the other Board members, each of whom shall be a Director. The officers of the Authority shall retain the title they received by virtue of membership on the Tribal Council. Officers shall attend meetings of the Board, its Executive Committee, and any other committee of which they are members.

         b. Resignation. Any officer or Board member may resign at any time by giving written notice to the Board, the President, or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         c. Chairperson. The Chairperson shall preside at all meetings of the Board, and shall have such other powers and duties as may be prescribed from time to time by the Board.

6.   COMMITTEES

         a. Committees Generally. Committees of the Board shall be standing or special. Each committee shall exercise such power and carry out such functions as are designated by these Bylaws or as delegated by the Board from time to time, shall keep minutes of its meetings, and shall report to the Board concerning its activities. The Chair of each committee, with the approval of the Committee, may appoint special subcommittees, subject to approval by the Executive Committee.

         b. Membership and Appointment. Unless otherwise specified in these Bylaws, each committee shall consist of as many tribal members or Board members as the Board shall from time to time determine. The Chairperson, subject to approval by the Board, shall appoint the Chair of each standing committee annually. Each committee chair shall appoint other members of the committee, subject to approval by the Executive Committee. The Chair of each committee, and such members as designated in these Bylaws shall be Directors. Other committee members may, but need not be Directors. When deemed necessary, nonvoting consultants may be called to participate in a committee meeting.

         c. Quorum and Meetings. A majority of the members of a committee shall constitute a quorum at any meeting of that committee. Each committee shall meet as often as is necessary to perform its duties.

         d. Vacancies. Vacancies in any committee shall be filled for the unexpired portion of the term by appointment. e. Expenditures. Except as may otherwise be provided by the Board or by these Bylaws, any expenditure of Authority funds by a committee, shall require prior approval of the Board.

7. GENERAL PROVISIONS

         a. Offices. The Authority shall have and maintain an office in the Picayune Rancheria.

         b. Agents and Representatives. The Board may appoint such agents and representatives of the Authority with such powers and to perform such acts or duties on behalf of the Authority as the Board may see fit, so far as may be consistent with these Bylaws, the Ordinance creating the Chukchansi Economic Development Authority, and the applicable laws.

         c. Contracts. The Board, except as in these Bylaws or otherwise provided, may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Authority, and such authority may be general or confined to a specific instance; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Authority by any contract or engagement, or to pledge its credit, or render it liable monetarily for any purpose or to any amount.

         d. Conflict of Interest. During his or her tenure, each member of the Board of Directors has a duty to the Authority and to the Tribe to act in the best interest of the Authority and the Tribe. With regard to all activities of the Authority, each member of the Board of Directors shall disclose any actual or potential conflict of interest between himself or herself and the purposes and actions of the Authority. No person shall participate in any vote if the member (based on his or her best judgment or on a vote of the remaining members of the Board of Directors) is unable, due to such conflict, to act in the best interest of the Authority and/or the Tribe.

         e. Indemnification. This Authority may indemnify any Board member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a member of the Board of Directors. To the extent that a member of the Board of Directors has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, brought by reason of the fact that he or she is or was a member of the Board of Directors, the Authority shall indemnify him or her against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense.

8.   AMENDMENTS

These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the vote of a majority of the Directors of the Authority present and voting at any duly held meeting of the Board, or by unanimous written consent of the members of the Board.